Exhibit (g)(3)(iv)

AMENDMENT NO. 3

TO THE

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 3 dated as of September 13, 2004 (“Amendment No. 3”), to the Amended and Restated Global Custody Agreement dated as of February 1, 2002, as amended by Amendment No. 1 dated May 2, 2003 and Amendment No. 2 dated July 8, 2004 (“Agreement”) by and between EQ Advisors Trust and JPMorgan Chase Bank.

The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ ADVISORS TRUST		JP MORGAN CHASE BANK

By:	/s/ Steven M. Joenk	By:	/s/ John Barry
Name:	Steven M. Joenk	Name:	John Barry
Title:	President and Chief Executive Officer	Title:	Vice President

SCHEDULE C

AMENDMENT NO. 3 TO THE

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

PORTFOLIOS*

CLASS IA AND CLASS IB

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Alliance Premier Growth Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Equities Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Emerging Markets Equity Portfolio

EQ/Equity 500 Index Portfolio

(fka Alliance Equity Index Portfolio)

EQ/Enterprise Capital Appreciation Portfolio

EQ/Enterprise Deep Value Portfolio

EQ/Enterprise Equity Portfolio

EQ/Enterprise Equity Income Portfolio

EQ/Enterprise Global Socially Responsive Portfolio

EQ/Enterprise Growth Portfolio

EQ/Enterprise Growth and Income Portfolio

EQ/Enterprise Intermediate Term Bond Portfolio

EQ/Enterprise International Growth Portfolio

EQ/Enterprise Managed Portfolio

EQ/Enterprise Mergers and Acquisitions Portfolio

EQ/Enterprise Multi-Cap Growth Portfolio

EQ/Enterprise Short Duration Bond Portfolio

EQ/Enterprise Small Company Growth Portfolio

EQ/Enterprise Small Company Value Portfolio

EQ/Enterprise Total Return Portfolio

EQ/Evergreen Omega Portfolio

(fka Evergreen Portfolio)

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

(fka Warburg Pincus Small Company Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

(fka JPM Core Bond Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

(fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Mercury International Value Portfolio

(fka EQ/Putnam International Equity Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

(fka MFS Growth with Income Portfolio)

EQ/Money Market Portfolio

EQ/MONY Equity Growth Portfolio

EQ/MONY Equity Income Portfolio

EQ/MONY Government Securities Portfolio

EQ/MONY Intermediate Term Bond Portfolio

EQ/MONY Long Term Bond Portfolio

EQ/MONY Money Market Portfolio

EQ/MONY Diversified Portfolio

EQ/Putnam Growth & Income Value Portfolio

EQ/Putnam Voyager Portfolio

EQ/Small Company Index Portfolio

(fka BT Small Company Index Portfolio)

EQ/Wells Fargo Montgomery Small Cap Portfolio

*	Effective May 18, 2001, the EQ Advisors Trust Portfolio names were amended to include “EQ/”.